Exhibit 99.1
Citigroup Inc.
EUR 1,500,000,000 7.375% Fixed Rate Senior Notes due June 2014
under the
Programme for the
issuance of Euro Medium-Term Notes, Series B
This debt is not guaranteed under the Federal Deposit Insurance Corporation’s
Temporary Liquidity Guarantee Programme
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1. Issuer:	Citigroup Inc.

2. FDIC Guarantee:	Not applicable

3. Specified Currency:	Euro (“EUR”)

4. Aggregate Nominal Amount:	EUR 1,500,000,000

5. Issue Price:	99.761% of the Aggregate Nominal Amount

6. (i) Specified Denominations:	EUR 50,000 and integral multiples of EUR 1,000 in excess
thereof up to and including EUR 99,000.

(ii) Calculation Amount:	EUR 1,000

7. Issue Date:	16 June 2009

8. Maturity Date:	16 June 2014

9. Interest Basis:	7.375% Fixed Rate

10. Redemption/Payment Basis:	Redemption at par

11. Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE

12. Fixed Rate Note Provisions	Applicable

(i) Rate of Interest:	7.375% per annum payable annually in arrears

(ii) Interest Payment Date(s):	16 June in each year from, and including, 16 June 2010
to, and including, 16 June 2014, subject to the Following
Business Day Convention. No adjustment will be made to
the Fixed Coupon Amount.

(iii) Fixed Coupon Amount	EUR 73.75 per Calculation Amount

(iv) Day Count Fraction:	Actual/Actual (ICMA)

PROVISIONS RELATING TO REDEMPTION

13. Final Redemption Amount of each Note:	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

14. Form of Notes:	Bearer Notes

15. New Global Note Form:	Yes

16. Additional Financial Center relating to Payment Dates:	London

17. Consolidation provisions:	Applicable in the event of re-opening

DISTRIBUTION

18. TEFRA:	The D Rules are applicable

19. Listing:	Luxembourg

OPERATIONAL INFORMATION

ISIN Code:	XS0433943718

Common Code:	043394371